UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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THE EASTERN COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

THE EASTERN COMPANY
112 Bridge Street
P.O. Box 460
Naugatuck, CT 06770-0460
______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
[●], 2015
______________

The Annual Meeting of shareholders of The Eastern Company (“Eastern” or the “Company”) will be held on [●], 2015 at [●], Eastern Time, at the office of the Company, 112 Bridge Street, Naugatuck, Connecticut 06770-0460, for the following purposes:

1.	To elect two directors.
2.
To ratify the recommendation of the Audit Committee and the Company’s Board of Directors (the “Board”) to appoint Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year 2015.

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board has fixed [●], 2015 as the record date for the determination of common shareholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

Please note that on March 2, 2015, one of the Company’s shareholders, Barington Companies Equity Partners, L.P. and certain of its affiliates (the “Barington Group”), filed a preliminary proxy statement stating its intention to solicit votes in favor of two alternative director nominees for election at the Annual Meeting in opposition to the Board’s recommended nominees.  We are not responsible for the accuracy of any information provided by or relating to the Barington Group or its nominees contained in solicitation materials filed or disseminated by or on behalf of the Barington Group or any other statements the Barington Group may make.

THE BOARD OPPOSES THE ELECTION OF THE BARINGTON GROUP’S DIRECTOR NOMINEES.  THE BOARD IS DEEPLY COMMITTED TO THE COMPANY, ITS SHAREHOLDERS AND THE CREATION AND ENHANCEMENT OF SHAREHOLDER VALUE.  IN THE BOARD’S OPINION, THE ELECTION OF THE BARINGTON GROUP’S DIRECTOR NOMINEES WOULD NOT BE IN THE BEST INTEREST OF THE SHAREHOLDERS.  FOR THE REASONS DESCRIBED IN THE ATTACHED PROXY STATEMENT, THE BOARD STRONGLY URGES YOU TO JOIN THE BOARD IN VOTING FOR THE DIRECTOR NOMINEES PROPOSED BY THE BOARD AND AGAINST THE DIRECTOR NOMINEES OF THE BARINGTON GROUP BY USING THE ENCLOSED BLUE PROXY CARD AND NOT TO RETURN ANY PROXY CARD SENT TO YOU BY THE BARINGTON GROUP.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed BLUE proxy card promptly in the postpaid return envelope that is provided or call the toll free number provided on the enclosed BLUE proxy card or vote on the Internet.  If you vote using the WHITE proxy card sent to you by the Barington Group, you can subsequently revoke it by using the enclosed BLUE proxy card.  Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the proxy statement provided by the Company (the “Proxy Statement”). If you attend the meeting and desire to vote in person, your proxy will not be used.

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All shareholders are cordially invited to attend the meeting, and management looks forward to seeing you there.  If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor:

Georgeson Inc.
Toll-free number: 888-549-6618
E-mail address: EasternCompany@georgeson.com

By order of the Board,

Theresa P. Dews
 Secretary

[●], 2015

3

PROXY STATEMENT

of

THE EASTERN COMPANY

for the Annual Meeting of Shareholders
To Be Held on [●], 2015

The Board of Directors (the “Board”) of The Eastern Company (“Eastern or the “Company”) is furnishing the Proxy Statement in connection with its solicitation of proxies for use at the 2015 Annual Meeting of Shareholders and at any postponement or adjournment thereof.  The Proxy Statement is first being furnished to shareholders on or about [●], 2015.

FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING AND VOTING

When and where is the Annual Meeting and who may attend?

The Annual Meeting of shareholders of The Eastern Company will be held on [●], 2015 at [●], Eastern Time, at the office of the Company, 112 Bridge Street, Naugatuck, Connecticut 06770-0460.  Shareholders who are entitled to vote may attend the meeting.

How many shares are entitled to vote?

The Board has fixed the close of business on [●], 2015 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”).  On the Record Date, there were [●] outstanding shares of Eastern common stock, no par value (“Common Shares”), with each Common Share entitled to one vote.  The Common Stock of the Company is registered on The NASDAQ Stock Market LLC (“NASDAQ”).

What is the difference between “Shareholder of Record” and “Beneficial Owners”?

If your shares are registered in your name in the records maintained by our stock transfer agent, American Stock Transfer & Trust Company LLC, you are a “Shareholder of Record.”  If you are a Shareholder of Record, notice of the meeting was sent directly to you.

If your shares are held in the name of your bank, broker or other holder of record, your shares are held in “street name,” and you are considered the “Beneficial Owner.” Notice of the meeting has been forwarded to you by your bank, broker or other holder of record, who is considered, with respect to those shares, the Shareholder of Record.  As the Beneficial Owner, you have the right to direct your bank, broker or other holder of record how to vote your shares by using the voting instructions you received.  Given the contested nature of the election, your bank, broker or other holder of record will only be able to vote your shares at the Annual Meeting if you have instructed them on how to vote.  If you do not give instructions to the organization holding your shares, then that organization cannot vote your shares and the shares held by that organization will not be entitled to vote on any matter to be considered at the Annual Meeting.

What are shareholders being asked to vote on?

•	Item 1: The election of two persons to serve as directors for three-year terms expiring in 2018.

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Item 2: The ratification of the Audit Committee’s recommendation and the Board’s appointment of Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year 2015.

What are my voting choices?

For Item 1, the election of directors, you may:

•	Vote in favor of all Board nominees.

•	Vote in favor of a specific nominee and withhold a favorable vote for the other nominee; or

•	Withhold authority to vote for all nominees.

For Item 2, the appointment of Fiondella, Milone & LaSaracina LLP, you may:

•	Vote in favor of ratification.

•	Vote against ratification.

•	Abstain from voting on ratification.

If I am eligible to vote and want to attend the Annual Meeting, what do I need to bring?

Shareholders of Record.  If you are a Shareholder of Record and plan to attend the meeting, please bring the notice of the meeting and photo identification.  Shareholders of Record who do not present the notice of the meeting will be admitted only upon verification of ownership at the meeting.

Beneficial Owners.  If you are a Beneficial Owner and plan to attend the meeting, you must present proof of ownership of the Company’s common stock as of the Record Date, such as a brokerage account statement, and photo identification.  If you are a Beneficial Owner and wish to vote at the meeting, you must also bring a legal proxy from your bank, broker or other holder of record.

How do I vote my shares without attending the meeting?

If you are a Shareholder of Record, you may vote by granting a proxy.  If you are a Beneficial Owner of shares held in “street name,” such as through a bank, broker or other holder of record, you may vote by submitting voting instructions to your bank, broker or other holder of record.  In most circumstances, you may vote:

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By Internet or Telephone – If you have Internet or telephone access, you may submit your proxy by following the voting instructions on the BLUE proxy card up until the cut-off time indicated on your proxy card.  If you vote by Internet or telephone, you do not need to return your proxy card.

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By Mail – If you received a paper copy of the Proxy Statement, you may vote by mail by signing, dating and mailing your BLUE proxy card in the envelope provided.  You should sign your name exactly as it appears on the BLUE proxy card.  If you are signing for jointly held shares, all joint owners should sign.  If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

Beneficial Owners should be aware that given that we expect this to be a contested election, banks, brokers or other holders of record are not permitted to exercise discretionary authority regarding any proposals to be voted on at the Annual Meeting, whether “routine” or not.  As a result, banks, brokers or other holders of record are not permitted to vote shares on Item 1 (election of directors) or Item 2 (ratification of independent auditing firm).  Therefore, Beneficial

Owners are advised that if they do not timely provide instructions to their bank, broker or other holder of record, their shares will not be voted in connection with Item 1 or Item 2.

How are votes counted?

The presence, in person or by proxy, of holders of a majority of the voting power of the Common Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Shares represented by the BLUE proxy card (including proxies delivered by telephone or Internet) will be voted at the Annual Meeting, either in accordance with the directions indicated on the proxy card, or, if no directions are indicated, in accordance with the recommendations of the Board contained in the Proxy Statement and on the form of proxy. If a proxy is signed and returned without specifying choices, the Common Shares represented thereby will be voted (1) FOR the proposal to elect Mr. Robinson and Ms. Allison to the Board; and (2) FOR the appointment of Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm. The Company is not aware of any matters other than those set forth herein which will be presented for action at the Annual Meeting. If other matters should be presented, the persons named in the proxy intend to vote such proxy in accordance with their best judgment.

If you are a Beneficial Owner and hold your shares in “street name,” such as through a bank, broker or other holder of record, you generally cannot vote your shares directly and must instead instruct your bank, broker or other holder of record how to vote your shares using the voting instruction form provided by the broker.  When a Beneficial Owner of shares held by a bank, broker or other holder of record fails to provide the record holder with voting instructions and such organization lacks the discretionary voting power to vote those shares with respect to a particular proposal, a “broker non-vote” (defined below) occurs.

What is a Broker Non-Vote?

In an uncontested election, a bank, broker or other holder of record is entitled to vote shares held for a Beneficial Owner on “routine” matters without instructions from the Beneficial Owner of those shares.  However, if a Beneficial Owner does not provide timely instructions, the bank, broker or other holder of record will not have the authority to vote on any “non-routine” proposals at the Annual Meeting.  These are called “broker non-votes.”  Broker non-votes on a matter may be counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter.  Consequently, broker non-votes generally will have no effect on the outcome of the matter.  However, if and to the extent that broker non-votes are required to establish the presence of a quorum at the Annual Meeting, then any broker non-votes will have the same effect as a vote “Withhold” or “Against” any matter that requires approval of a majority of the minimum number of shares required to constitute a quorum for the transaction of business at the Annual Meeting.  Please instruct your bank, broker or other holder of record how to vote your shares using the voting instruction form provided by your bank, broker or other holder of record by returning the completed BLUE proxy card or voting instruction form to your bank, broker or other holder of record or following the instructions provided by your bank, broker or other holder of record for voting your shares over the Internet or telephonically.

Given that we anticipate this will be a contested election, the rules of the New York Stock Exchange governing brokers’ discretionary authority – which apply to brokers’ authority with respect to companies listed on the NASDAQ such as the Company – do not permit brokers licensed by the NYSE to exercise discretionary authority regarding any proposals to be voted on at the Annual Meeting, whether “routine” or not. As a result, we do not expect there to be any broker non-votes at the Annual Meeting and thus broker non-votes will not be used to establish the presence of a quorum.

Please instruct your bank, broker or other holder of record how to vote your shares using the voting instruction form provided by your bank, broker or other holder of record by returning the completed BLUE proxy card or voting instruction form to your bank, broker or other holder of record or following the instructions provided by your bank, broker or other holder of record for voting your shares over the Internet or telephonically.

What constitutes a “quorum,” or how many shares are required to be present to conduct business at the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote (i.e., at least [●] shares) will constitute a quorum for the transaction of business at the Annual Meeting.  In general, shares of common stock represented by a properly signed and returned proxy card or properly voted by telephone or via the Internet will be counted as shares represented and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a broker non-vote on a matter.

What does it mean if I receive more than one proxy card?

It generally means you hold shares in more than one account.  If you received a paper copy of the Proxy Statement and you choose to vote by mail, sign and return each BLUE proxy card provided to you by the Company.  If you choose to vote by Internet or telephone, vote once for each BLUE proxy card provided to you by the Company to ensure that all of your shares are voted.

If the Barington Group proceeds with its intended solicitation of votes for its director nominations, you will likely also receive a WHITE proxy card notice from the Barington Group.  You may receive multiple mailings from the Barington Group, and we will likely conduct multiple mailings prior to the date of the Annual Meeting, so that shareholders have our latest proxy information and materials to vote.  We anticipate that we will send you a new proxy card from the Company with each mailing, regardless of whether you have previously voted.  Only the latest validly executed proxy you submit will be counted.  If you wish to vote as recommended by the Board, you should submit only the BLUE proxy cards provided to you by the Company.  Please see “What should I do if I receive a proxy card form the Barington Group?” below for more information.

Have other candidates been nominated for election as directors at the Annual Meeting in opposition to the Company’s nominees?

The Barington Group has provided notice of its intent to solicit votes for its own director nominees for election at the Annual Meeting.  Based upon the Barington Group’s public filings, the Barington Group will solicit votes for the election of James A. Mitarotonda and Michael A. McManus, Jr. as directors.  Nominations made by the Barington Group have NOT been endorsed by the Board.  The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Barington Group or any other statements that it may otherwise make.  For the reasons described in the Proxy Statement, the Board strongly urges you to join the Board in voting for the director nominees proposed by the Board and AGAINST the director nominees of the Barington Group by using the enclosed BLUE proxy card and not to return any WHITE proxy card sent to you by the Barington Group.

What are Eastern’s Board’s voting recommendations?

The Board recommends voting:
“FOR” the election of Mr. Robinson and Ms. Allison as directors nominated herein by the Board.
“FOR” the appointment of Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm.

The Board strongly urges you not to sign or return any WHITE proxy card sent to you by the Barington Group.  If you have already submitted a proxy card that you have received from the Barington Group, you may revoke such proxy and vote for the Board’s nominees by following the instructions under “May I revoke a proxy and change my vote?”.

What should I do if I receive a proxy card from the Barington Group?

The Barington Group stated that it intends to solicit votes for the election of two of its nominees to the Board at the Annual Meeting, in opposition to the nominees recommended by our Board.  If the Barington Group proceeds with its solicitation, you may receive proxy solicitation materials from the Barington Group, including an opposition Proxy Statement and a WHITE proxy card.  The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Barington Group or any other statements that the Barington Group may make.

Our Board DOES NOT endorse any Barington Group nominee and unanimously recommends that you disregard any WHITE proxy card or solicitation materials that may be sent to you by the Barington Group.  Voting against the Barington Group’s nominees on any proxy card that the Barington Group sends you is not the equivalent of voting for the Board’s nominees because a vote against Barington Group’s nominees on its proxy card will revoke any previous proxy submitted by you.  If you have previously submitted a WHITE proxy card sent to you by the Barington Group, we urge you to revoke that proxy by voting in favor of the Board’s nominees by using the enclosed BLUE proxy card.  Only the latest validly executed proxy that you submit will be counted.

What is the vote required to approve each proposal?

Because of the Barington Group’s plans to solicit votes for the election of alternative director nominees, there will be more nominees than available positions.  Therefore, directors will be elected on a plurality basis.  In other words, the two nominees for director receiving the highest number of “for” votes will be elected as directors of the Company. All other matters will be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter.

Each BLUE proxy solicited by the Board will be voted as directed by the shareholder.  However, if no choice is specified, the proxy will be voted FOR proposals 1 and 2.  The Company is not aware of any matters other than those set forth herein which will be presented for action at the Annual Meeting. If other matters should be presented, the persons named in the proxy intend to vote such proxy in accordance with their best judgment.

How do I vote my shares in person at the meeting?

If you are a Shareholder of Record and prefer to vote your shares at the meeting, bring the accompanying BLUE proxy card and photo identification.  If you are a Beneficial Owner holding shares in “street name,” such as through a bank, broker or other holder of record, you may vote the shares only if you obtain a signed proxy from the record holder (i.e., the bank, broker or other holder of record) giving you the right to vote the shares.

Even if you plan to attend the meeting, we encourage you to vote your shares in advance by Internet, telephone or mail so that your vote will be counted in the event you are unable to attend.

May I revoke a proxy and change my vote?

Yes.  Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by:

•	Delivering written notice of revocation to The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, CT 06770-0460 before 6:00 p.m., Eastern Time, on [●], 2015.

•	Submitting to The Eastern Company before 6:00 p.m. Eastern Time, on [●], 2015, a properly signed proxy card bearing a later date than the prior proxy card;

•	Voting again by Internet or telephone before 11:59 p.m., Eastern Time, on [●], 2015; or

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Appearing at the Annual Meeting as a shareholder of record or with a legal proxy (for shares held in “street name”) and giving notice in open meeting that you are revoking the appointment of a proxy.  Appearing at the Annual Meeting does not in itself revoke the appointment of a proxy.  A revocation made during the Annual Meeting after the polls have been closed will not affect the previously taken vote.

Any shareholder has the power to revoke a previously submitted proxy at any time before it is exercised even if you submitted a WHITE proxy card sent to you by the Barington Group.  Thus, the Board urges you to submit the enclosed BLUE proxy card and vote in favor of the Board director nominees.

Who bears the proxy solicitation costs?

The proxies being solicited hereby are being solicited by the Board.  The cost of preparing and mailing the notice of Annual Meeting, the Proxy Statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the Board will be borne by the Company.  The Company may solicit proxies by mail, Internet (including by email, Twitter, the use of our investor relations website and other online channels of communication), telephone, facsimile and other electronic channels of communication, town hall meetings, personal interviews, press releases, and press interviews.  Our directors, officers and regular employees may, without compensation other than their regular compensation and the reimbursement of expenses, solicit proxies by telephone or personal conversation.  Annex A sets forth information relating to certain of our directors, officers and employees who are considered “participants” in this proxy solicitation under the rules of the Securities and Exchange Commission, by reason of their position or because they may be soliciting proxies on our behalf.  In addition, we may reimburse brokerage firms and others for their reasonable and documented expenses incurred in connection with forwarding proxy materials to the Beneficial Owners of our common stock.

We have retained the services of Georgeson, Inc. (“Georgeson”), a professional proxy solicitation firm, to aid in the solicitation of proxies.  This proxy solicitation firm estimates that approximately 30 of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise.  We expect that we will pay Georgeson its customary fees, estimated not to exceed approximately $100,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies.  Our aggregate expenses, including those of Georgeson, related to the solicitation in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, are expected to be approximately $550,000, of which approximately $35,000 has been spent to date.  We have agreed to indemnify Georgeson against certain liabilities relating to or arising out of their engagement.

The Company will not pay or reimburse the costs incurred by the Barington Group in its solicitation of proxies for use at the Annual Meeting.

Can I receive future proxy materials electronically?

Yes.  The Proxy Statement is also available on the Company’s website at www.easterncompany.com.

BACKGROUND OF THE SOLICITATION

On a regular basis, representatives of the Company, including Mr. Leonard F. Leganza, the Company’s Chairman, President and Chief Executive Officer, have held discussions with shareholders of the Company, including representatives of the Barington Group, regarding the Company and its businesses and prospects, as well as the composition of the Board.

On July 30, 2014, Mr. James Mitarotonda, Chairman of the Board, President and Chief Executive Officer of Barington Capital Group, L.P. (“Barington Capital”), sent a letter to the Company proposing that Barington Capital provide certain strategic planning, acquisition and integration services to the Company in exchange for (1) the Company adding to its Board two new directors recommended by Barington Capital, (2) the Company granting Barington Capital (or its designated nominees) 60,000 restricted Common Shares (representing approximately $969,600 based on the closing trading price of Common Shares on July 30, 2014) that would vest if the Company’s 20-day average stock price met certain price targets within five years from the date of grant (15,000 shares at $18.00 per share, 30,000 shares at $20.00 per share and 15,000 shares at $22.00 per share) and (3) the Company reimbursing Barington Capital’s reasonable out-of-pocket expenses associated with the documentation of the foregoing, in an amount not to exceed $10,000.

By a letter dated September 25, 2014, the Company responded to Barington Capital’s July 30th letter stating, among other things, that the Company’s in-house resources were adequate in the areas in which Barington Capital had offered its services and the restricted stock compensation proposed by Barington Capital was not appropriate.

Throughout the remainder of 2014, representatives of the Company, including Mr. Leganza, continued to have discussions with representatives of the Barington Group regarding the Company and its businesses and prospects, as well as the composition of the Board.

On February 6, 2015, Mr. Mitarotonda sent a letter to the Company, stating, among other things, that Barington Capital intended to nominate two new directors to the Board.

Following the receipt of Barington Capital’s February 6th letter, a member of the Board called Mr. Mitarotonda to inform him that the Company would be willing to interview any candidates recommended by Barington Capital.  Mr. Mitarotonda suggested that the Board interview himself and Michael A. McManus, Jr.

On February 20, 2015, as part of the nomination process to evaluate candidates for the Board, representatives of the Board interviewed Mr. Mitarotonda via telephone conference.

On the same day, the Barington Group delivered to the Secretary of the Company a letter notifying the Company of the Barington Group’s intention to nominate Mr. Mitarotonda and Mr. McManus for election to the Board at the Annual Meeting.

On February 24, 2015, as part of the nomination process to evaluate candidates for the Board, representatives of the Board interviewed Mr. McManus via telephone conference.

On the morning of March 2, 2015, the Barington Group filed with the SEC a preliminary proxy statement indicating that the Barington Group intended to solicit votes for the election of Mr. Mitarotonda and Mr. McManus to the Board at the Annual Meeting.

Later that morning on March 2, 2015, representatives of the Company, including a member of the Board, met with representatives of the Barington Group, including Mr. Mitarotonda and Mr. McManus, in New York City to discuss the Barington Group’s proposed director nominations.  At this meeting, the representatives of the Company discussed with the representatives of the Barington Group the possibility of the Barington Group entering into a standstill agreement with the Company if it expanded its Board by two directorships (from five to seven) and, as part of such expansion, added Mr. McManus to its Board. In addition, the representatives of the Company stated that the Company had already begun to interview new candidates for the Board and would be willing to discuss such candidates with the Barington Group if the Barington Group would enter into a short-term confidentiality agreement with the Company. The representatives of the Barington Group refused to enter into the confidentiality agreement.

On March 9, 2015, the Barington Group sent a letter to the member of the Board who was present at the March 2nd meeting stating, among other things, that the Barington group was amenable to entering into a standstill agreement with the Company; however, the Barington Group reiterated its position that both (and not just one) of its director nominees be added to the Board.

On March 16, 2015, the Barington Group filed with the SEC a revised preliminary proxy statement.

On March 20, 2015, the Company filed a preliminary proxy statement with respect to the Annual Meeting.

Item No. 1

ELECTION OF DIRECTORS

At the Annual Meeting, two directors will be elected to serve for a three-year term which expires in 2018 or until their successors are elected and qualified. Mr. David C. Robinson, a current director whose term expires in 2015 is a nominee for election at the meeting. Ms. Samantha Allison is the other nominee for election at the meeting.

Unless otherwise specified in your proxy, the persons with power of substitution named in the proxy card will vote your shares FOR the Company’s nominees named below.  If the nominees are unable or unwilling to accept nomination, the proxies will be voted for the election of such other person as may be recommended by the Board.  The Board, however, has no reason to believe that the Company’s nominees will be unavailable for election at the Annual Meeting.  Approval of this resolution requires the affirmative vote of a plurality of the votes duly cast by the shares represented at the meeting which are entitled to vote on the matter.

The Barington Group has stated its intention to solicit votes for the election of two alternative director nominees at the Annual Meeting.  We believe that the director nominees proposed by the Board, with their broad wealth of knowledge and diverse professional experience, are the most qualified candidates up for election at the Annual Meeting as they have the requisite experience.  Furthermore, the Board believes that the director nominees proposed by the Board would serve the interests of all of the Company’s shareholders better than the nominees proposed by one shareholder who are, in fact, closely affiliated with that shareholder.

The Barington Group’s nominees have NOT been endorsed by our Board. The Board recommends that you DO NOT sign or return any WHITE proxy card that may be sent to you by the Barington Group, even if you intend to vote against its nominees.  Voting against the Barington Group’s nominees on any proxy card that the Barington Group sends you is not the equivalent of voting for the Board’s nominees because a vote against Barington Group’s nominees on its proxy card will revoke any previous proxy submitted by you.  If you have previously submitted a WHITE proxy card sent to you by the Barington Group, we urge you to revoke that proxy by voting in favor of the Board’s nominees by using the enclosed BLUE proxy card.  Only the latest validly executed proxy that you submit will be counted.  Thus, the Board urges you to submit the enclosed BLUE proxy card and vote in favor of the Board director nominees.

We are not responsible for the accuracy of any information provided by or relating to the Barington Group in any proxy solicitation materials filed or disseminated by, or on behalf of, the Barington Group or any other statements that the Barington Group may otherwise make.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF MR. ROBINSON AND MS. ALLISON AS DIRECTORS.

Each director or nominee has furnished the biographical information set forth below with respect to his or her present principal occupation, business and other affiliations, and beneficial ownership of equity securities of the Company. Unless otherwise indicated, each director has been employed in the principal occupation or employment listed for at least the past five years.

The Board’s Nominees for Election at the 2015 Annual Meeting
For a Three-Year Term expiring in 2018

David C. Robinson, age 72, has been a business consultant since August 2006. He previously was employed as a Managing Director with the Sinclair-Robinson Group, an insurance agency, in Wallingford, Connecticut for the period from August 2004 through July 2006. Prior to that, he was President of The Robinson Company, a general insurance agency located in Waterbury, Connecticut. Mr. Robinson has been a Director of the Company since 1990 and currently serves on the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees.

Mr. Robinson has extensive knowledge in the areas of pensions, employee benefits and compensation. His background as an enrolled actuary and head of his own insurance agency, prior to its sale, provides the Company with many years of experience in the areas of employee benefits and risk management.

Samantha Allison, age 46, has been President of Top Floor Consulting, Inc., a management consulting firm she founded, since 2008.  She previously was a Managing Director and General Manager of G.E. Healthcare Financial Services from 2002 through 2007.  She also has worked at various positions at G.E. Healthcare from 1995 through 2002, including as General Manager of G.E. Healthcare’s Women’s Healthcare Business (encompassing North and South America) from 2000 through 2002.  She is a certified Six Sigma Black Belt.

Ms. Allison’s years of experience as a General Manager of G.E. Healthcare Financial Services and G.E. Healthcare and President of a reputable management consulting practice which provides strategic planning, acquisition integration and project management consulting services qualifies her to serve on the Board and provide independent advice on strategic growth and management.  In addition, as a certified Six Sigma Black Belt, she brings to the Board a set of techniques and tools for process improvement.

If elected, Ms. Allison would be “independent” as defined in the listing standards of NASDAQ. Ms. Allison was recommended for consideration by an independent director of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE ELECTION OF EACH OF THE BOARD NOMINEES DESCRIBED ABOVE.

Additional Information about the Board

Regardless of the outcome of the election of directors at the Annual Meeting, the Board intends to increase the size of the Board from five (5) to six (6) directors effective immediately after the Annual Meeting. To fill this vacancy, the Board intends, in accordance with the Company’s Bylaws and applicable law, to appoint immediately after the Annual Meeting James H. Ozanne to serve as a director for a term to expire at the Company’s 2016 annual meeting of shareholders.  See the section of this Proxy Statement entitled “The Board and Committees” for additional information about Mr. Ozanne.

(Terms to Expire in 2017)

John W. Everets, age 68, has been Chairman, President and CEO of SBM Financial Inc., and its subsidiary, the Bank of Maine, since June 2010. He previously was Chairman of Yorkshire Capital in Boston, Massachusetts from January 2006 through May 2010 and he was President and CEO of G.E.  H.P.S.C. in Boston, Massachusetts from January 2004 through December 2005. Mr. Everets has been a Director of the Company since 1993 and serves on the Audit, Compensation, and Nominating and Corporate Governance Committees. Mr. Everets has also served on the boards of M.F.I. Inc and Financial Security Assurance.

Mr. Everets’ years of experience as Chairman of H.P.S.C., an asset lending company now part of General Electric, has qualified him as our independent financial expert. With that background, he serves as Chairman of the Company’s Audit Committee.

Leonard F. Leganza, age 84, has been President and Chief Executive Officer of the Company since April 1997 and was appointed Chairman in December of 2006. Mr. Leganza also serves on the board of directors of the Republican-American newspaper.

Mr. Leganza has served as a Director of the Company for more than 30 years, from 1980 through the present. He is a Certified Public Accountant who practiced with the firm Ernst & Ernst (now Ernst & Young) for several years. He also served as a Director, Executive Vice President and Chief Financial Officer of Scovill, Inc., a NYSE company, for 20 years.  In addition to his operations and financial experience, his several years of directorships in public and private companies and non-profit institutions have provided him with extensive knowledge of governance issues. He brings his broad wealth of experiences to the leadership of the Company.  Mr. Leganza serves on the Executive Committee.

(Term to Expire in 2016)

Charles W. Henry, age 65, is an attorney and partner with the law firm Henry & Federer, LLP located in Woodbury, Connecticut. Mr. Henry has been a Director of the Company since 1989 and serves on the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees.

Mr. Henry’s independent legal expertise is valuable to the Company if and when matters of law or regulation arise in the normal course of the Company’s businesses.  His firm does not provide any services to the Company.

Below, please find a summary of the Common Shares of the Company owned by continuing directors, and individuals nominated by the Company for election to the Board.

Name	Common Stock Beneficially Owned as of March 17, 2015	Percentage Of Class
Samantha Allison	0	0%
John W. Everets	65,879	1.1%
Charles W. Henry	67,209	1.1%
Leonard F. Leganza	127,110	2.0%
David C. Robinson	86,279	1.4%

Interest of Certain Persons in the Solicitation

On March 19, 2015, the Company entered into an Indemnification Agreement with each of Samantha Allison and James H. Ozanne pursuant to which, among other things, Ms. Allison and Mr. Ozanne will be indemnified by the Company against certain potential liabilities that may arise in connection with being a director nominee (in the case of Ms. Allison) or a potential director appointee (in the case of Mr. Ozanne) and related matters.

Item No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Fiondella, Milone & LaSaracina LLP acts as our principal independent registered public accounting firm. The services of Fiondella, Milone & LaSaracina LLP for the fiscal year ended January 3, 2015 included an audit of the consolidated financial statements of the Company; assistance in connection with filing the Form 10-K annual report with the Securities and Exchange Commission; assistance on financial accounting and reporting matters; preparation of state and federal tax returns; audits of employee benefit plans; and meetings with the Audit Committee of the Board.

All audit services provided by Fiondella, Milone & LaSaracina LLP for 2014, which were similar to the audit service provided in prior years, were approved by the Audit Committee in advance of the work being performed.

The Audit Committee has recommended, and the Board has approved, continuing the services of Fiondella, Milone & LaSaracina LLP for the current fiscal year. Accordingly, the Board will recommend at the meeting that the shareholders approve the appointment of Fiondella, Milone & LaSaracina LLP to audit the consolidated financial statements of the Company for the current year.

The proposal to appoint Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm will be approved if, at the Annual Meeting at which a quorum is present, the votes cast in favor of the proposal exceed the votes cast opposing the proposal.

Representatives of Fiondella, Milone & LaSaracina LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, as well as respond to questions.

Audit Fees:  Fiondella, Milone & LaSaracina LLP audit fees were $385,163 in 2014 and $365,000 in 2013. Audit fees include fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q for the quarters ended March 29, 2014, June 28, 2014 and September 27, 2014.

Audit-Related Fees: Fiondella, Milone & LaSaracina LLP fees for audit related services were $50,055 in 2014 and $50,476 in 2013.  Audit related services primarily include audits of the employee benefit plans of the Company.

Tax Fees:  Fiondella, Milone & LaSaracina LLP fees paid in 2014 for preparation of the 2013 federal and state income tax returns were $29,071, and fees paid in 2013 for preparation of the 2012 federal and state income tax returns were $27,762.

All Other Fees:  Fiondella, Milone & LaSaracina LLP did not provide non-audit services in 2014 and 2013.

The Board recommends a vote FOR the appointment of Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm.

AUDIT COMMITTEE FINANCIAL EXPERT

The Board has determined that all audit committee members are financially literate and are independent under the current listing standards of NASDAQ. The Board has also determined that John W. Everets qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Board adopted a revised written charter for the Audit Committee on February 4, 2004. A copy of the Audit Committee’s charter is available on the Company’s website at www.easterncompany.com.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles. Within this framework, the Audit Committee has reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K with the independent registered public accounting firm and management. In connection therewith, the Audit Committee reviewed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; and other related matters as required to be discussed under generally accepted auditing standards.

In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Public Company Accounting Oversight Board and the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee also discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee meets with and without management present and held five meetings during fiscal year 2014.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 3, 2015 for filing with the Securities and Exchange Commission. The Audit Committee has recommended and the Board has approved, subject to shareholder ratification, the selection of Fiondella, Milone & LaSaracina LLP as the Company’s independent registered public accounting firm for the current fiscal year.

Audit Committee:

John W. Everets, Chairman
Charles W. Henry
David C. Robinson
Donald S. Tuttle III1

1 Term of office will not continue beyond the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL SHAREHOLDERS

The following table sets forth information, as of March 17, 2015 (unless a different date is specified in the notes to the table), with respect to (a) each person known by the Board to be the beneficial owner of more than 5% of the Company’s outstanding Common Shares, (b) each current director of the Company, and each individual nominated by the Company for election to the Board, (c) each of the Named Officers (as hereinafter defined) and (d) all directors, nominees and executive officers of the Company as a group:

Shareholder	Amount and nature of beneficial ownership (a)	Percent of class (b)
NSB Advisors LLC (c) 200 Westage Business Center Drive, Suite 228 Fishkill, NY 12524	956,659	15.3%
DePrince, Race & Zollo, Inc. (d) 250 Park Ave. South, Suite 250 Winter Park, FL 32789	469,311	7.5%
Minerva Advisors LLC (e) 50 Monument Road, Suite 201 Bala Cynwyd, PA 19004	371,774	6.0%
Dimensional Fund Advisors LP (f) Building One 6300 Bee Cave Road Austin, TX 78746	334,310	5.4%
GAMCO Investors, Inc. (g) Once Corporate Center Rye, NY 10580	323,358	5.2%
Barington Capital Group, L.P. (h) 888 Seventh Avenue, 17th Floor New York, NY 10019	325,703	5.2%
Samantha Allison (i)	0	0%
John W. Everets	65,879	1.1%
Charles W. Henry	67,209	1.1%
Leonard F. Leganza	127,110	2.0%
David C. Robinson	86,279	1.4%
John L. Sullivan III (j)	25,576	0.4%
Donald S. Tuttle III (k)	81,366	1.3%
All directors, nominees and executive officers as a group (7 persons)(l)	453,419	7.3%

(a)
The Securities and Exchange Commission has defined “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. Unless otherwise indicated, (i) the amounts owned reflect direct beneficial ownership, and (ii) the person indicated has sole voting and investment power.

Amounts shown include the number of Common Shares (if any) subject to outstanding options under the Company’s stock option plans that are exercisable within 60 days.

Reported shareholdings include, in certain cases, shares owned by or in trust for a director or nominee, and in which all beneficial interest has been disclaimed by the director or the nominee.

(b)
The percentages shown for the directors and executive officers are calculated on the basis that outstanding shares include Common Shares (if any) subject to outstanding options under the Company’s stock option plans that are exercisable by the directors and officers within 60 days.

(c)
NSB Advisors LLC reported shareholdings per a Schedule 13G/A filed with the SEC on February 13, 2015. NSB Advisors LLC is a registered investment advisor. Although NSB Advisors LLC has sole dispositive power of 956,659 shares, it does not have or share voting power over the shares.

(d)
DePrince, Race & Zollo, Inc. is an investment advisor whose Schedule 13G/A was filed on February 6, 2015. The filing shows that DePrince, Race & Zollo, Inc. has sole voting power of 462,648 shares and sole dispositive power of 469,311 shares.

(e)
Minerva Advisors LLC, Minerva Group, LP, Minerva GP, LP, Minerva GP, Inc. and David P. Cohen per a Schedule 13D filed on January 16, 2015 and is deemed to have an aggregate beneficial ownership of 371,774 Common Shares. Minerva Advisors has sole voting and dispositive power over 222,345 shares and shared voting and dispositive power over 149,429. Mr. Cohen is President and sole member of Minerva Advisors, whose principal business is serving as an investment advisor to Minerva Group and to individually-managed accounts.

(f)
Dimensional Fund Advisors LP (“Dimensional”), a registered investment advisor, is deemed to have beneficial ownership of 334,310 Common Shares per a Schedule 13G filed as of February 5, 2015. Although Dimensional has sole voting and dispositive power over 321,536 shares and sole dispositive power over the remaining 12,774 shares, the shares are owned by its clients, and it disclaims beneficial ownership of the shares.

(g)
GAMCO Investors, Inc., an investment advisor, filed a Schedule 13D on March 5, 2015. The following entities under GAMCO Investors, Inc. in the aggregate have sole voting and dispositive power of a total of 323,358 shares: Gabelli Funds, LLC, GAMCO Asset Management Inc., Gabelli Securities, Inc. and Teton Advisors, Inc.  As of March 5, 2015, the Proxy Voting Committees of the Gabelli Equity Series Funds, Inc. and TETON Westwood Mighty Mitessm Fund have taken and now exercise in their sole discretion the sole dispositive and voting power with respect to the 85,000 shares held by the Gabelli Small Cap Growth Fund and the 296,628 shares held by the TETON Westwood Mighty Mitessm Fund, which shares are not reflected in the aggregate number of shares in the filed Schedule 13D.

(h)
Barington Capital Group, L.P., per a Schedule 13G filed on September 30, 2014 is deemed to have beneficial ownership of 325,703 Common Shares. The filing shows that Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Capital group, L.P., LNA Capital Corp. and James A. Mitarotonda have sole voting and dispositive power over 285,582 shares. Hilco Inc. and Jeffery B. Hecktman have sole voting and dispositive power over the remaining 40,121 shares.

(i)	Ms. Allison is a nominee for election to the Board at the Annual Meeting.

(j)	Mr. Sullivan is a Named Executive Officer of the Company. See “Executive Compensation – Summary Compensation Table” for information regarding Mr. Sullivan’s age and business experience.

(k)	Mr. Tuttle’s shareholdings include 28,825 Common Shares of which he has indirect beneficial ownership. Mr. Tuttle’s term of office will not continue beyond the Annual Meeting.

(l)	Unless otherwise indicated, Directors, Nominees and Named Executive Officers have sole voting and investment power as to 453,041 shares (7.3% of the outstanding stock).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with NASDAQ. Directors, officers and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on its review of copies of such reports filed with the SEC since January 2014, or written representations from certain reporting persons that no such reports were required for those persons, the Company believes that all persons subject to the reporting requirements of Section 16(a) have filed the required reports on a timely basis.

THE BOARD AND COMMITTEES

The Board is currently composed of five members, four of whom are independent as defined in the listing standards of NASDAQ. The fifth director, the principal executive officer, is both Chairman and Chief Executive Officer. For seventeen years prior to becoming principal executive officer in 1997, the Chairman served as an independent director and chairman of the Company’s Executive Committee and Audit Committee.

The current structure of the Board allows it to perform its duties effectively and efficiently considering the relatively small size of the Company. All directors are members of all committees, except that the principal executive officer is not a member of the Audit, Compensation, or Nominating and Corporate Governance committees, and one director is not a member of the executive committee. Each director is chairman of a committee related to his expertise. The Board does not have a Lead Independent Director.

Because of the Company’s diversified manufacturing and marketing activities, risk oversight responsibilities are focused generally on the Board’s overall assessment of broad and general business and economic conditions in the market sectors in which the Company operates. With Board oversight, extensive Sarbanes-Oxley compliance testing of internal controls substantiates the credibility of the Company’s financial reporting and operating controls.

The Board is provided with detailed and timely financial and operating communications, including the nature of significant capital projects as well as other important business matters indicating business trends and economic projections that might affect the Company’s businesses.

The subject of Board “diversity” has not been approached in any formal manner.  Although the Board does not have a specific policy on diversity, value is placed on having directors from diverse backgrounds and perspectives who have a combined broad spectrum of experience and expertise.

Directors were selected to serve based on their individual professional and business background and skills as they might relate especially to activities beyond the “core” businesses of the Company. Those skills include Finance, Legal, Employee Benefits and Governance matters.

The Board is committed to sound corporate governance practices. The Board believes that its corporate governance practices enhance the Company’s ability to achieve its goals and to govern the Company with the highest standards of integrity.

The Board has four standing committees:  an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. During 2014, the Board had thirteen (13) meetings. During 2014, each Director attended all of those meetings and the meetings of committees on which he served with the exception of Mr. Tuttle who was called for Jury Duty on one meeting date.

Executive Committee. The Executive Committee, acting with the full authority of the Board, approves minutes, monthly operating reports, capital expenditures, banking matters, and other issues requiring immediate attention. During 2014, the Executive Committee held no meetings.

Audit Committee. The Audit Committee advises the Board and provides oversight on matters relating to the Company’s financial reporting process, accounting functions and internal controls, and the qualifications, independence, appointment, retention, compensation and performance of the Company’s independent registered public accounting firm. The Audit Committee also provides oversight with respect to the legal compliance and ethics programs established by management and the Board. The Company’s Code of Business Conduct and Ethics, as adopted by the Board on February 4, 2004, is available on the Company’s website at www.easterncompany.com. During 2014, the Audit Committee held six (6) meetings.

Compensation Committee. The Compensation Committee is responsible for establishing basic management compensation, incentive plan goals, and all related matters, as well as determining stock option grants to employees. The Board adopted the Company’s Compensation Committee Charter on December 13, 2006, and it is available on the Company’s website at www.easterncompany.com. During 2014, the Compensation Committee held three (3) meetings.

             Nominating and Corporate Governance Committee. The Board adopted the Company’s Nominating and Corporate Governance Committee Charter on May 21, 2014, and it is available on the Company’s website at www.easterncompany.com. As defined by the rules and regulations of NASDAQ, the independent members of the Board include all of the members of the Board other than the chairman, president and chief executive officer of the Company. These independent directors select and nominate individuals for election to the Board. During 2014, the Nominating and Corporate Governance Committee held no meetings.

Each member of the Board must have the ability to apply good business judgment and must be able to exercise his or her duties of loyalty and care. Candidates for the position of director must exhibit proven leadership capabilities and high integrity, exercise high level responsibilities within their chosen careers, and have an ability to quickly grasp complex principles of business and finance. In general, candidates will be preferred to the extent they hold an established executive level position in business, finance, law, education, research, government or civic activities. When current members of the Board are considered for nomination for reelection, their prior contributions to the Board, their performance and their meeting attendance records are taken into account.

The independent members of the Board will consider director nominees who are identified either by the directors, by the shareholders, or through some other source. The independent members of the Board may also utilize the services of a third party search firm to assist them in the identification or evaluation of director candidates, as they deem necessary or appropriate.

Shareholders wishing to submit the names of qualified candidates for possible nomination to the Board may make such a submission by sending to the Board (in care of the Secretary of the Company) the information described in the Company’s Bylaws. This information generally must be submitted not more than 90 days nor less than 60 days prior to the first anniversary of the preceding year’s annual meeting.

The independent members of the Board will make a preliminary assessment of each proposed nominee based upon his or her resume and biographical information, the individual’s willingness to serve as a director, and other background information. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the independent members of the Board will determine which nominee(s) they will recommend for election to the Board. The independent members of the Board use the same process for evaluating all nominees, regardless of the original source of the nomination.

Regardless of the outcome of the election of directors at the Annual Meeting, the Board intends to increase the size of the Board from five (5) to six (6) directors effective immediately after the Annual Meeting. To fill this vacancy, the Board, in accordance with the Company’s Bylaws and applicable law, intends to appoint immediately after the Annual Meeting James H. Ozanne to serve as a director for a term to expire at the Company’s 2016 annual meeting of shareholders.

James H. Ozanne, age 71, has served as a Director and Chair of the Audit Committee of the board of directors of SBM Financial, Inc. and its subsidiary, The Bank of Maine, since May 2010. Since 2012, he has been a Director of United Rentals, Inc., a New York Stock Exchange company, and a Director and Chairman of the Compensation Committee of NMI Holdings, Inc., a NASDAQ company.  He is also a Director and Chairman of the Audit Committee of ZBB Energy Corporation, a New York Stock Exchange company, a position he has held since 2011.

Mr. Ozanne previously served as a Director of RSC, Inc., a New York Stock Exchange Company, and RSC Equipment Rental from 2007 until 2012 and was the Lead Independent Director of the RSC board of directors. Mr. Ozanne has served in executive positions in the manufacturing and financial services industries since 1972. During this time he has held the positions of Chief Financial Officer, President, Chief Executive Officer and Chairman of several leasing, rental, and consumer finance businesses ranging from industrial battery manufacturing and leasing to full service railcar leasing, general equipment finance and grocery pallet rental. Previously, he was President and Chief Executive Officer of Nation Financial Holdings and its predecessor, US WEST Capital.  Mr. Ozanne also served as Executive Vice President of GE Capital responsible for the Consumer Finance and Operating Lease/Asset Management business units. Mr. Ozanne was a Director of Financial Security Assurance Holdings Ltd. and Distributed Energy Systems Corp.

Mr. Ozanne would be “independent” as defined in the listing standards of NASDAQ.  Mr. Ozanne was recommended for consideration by an independent director of the Company.

DIRECTOR COMPENSATION IN FISCAL 2014

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($) (3)	Total ($)
John W. Everets	$30,000					$ 762	$30,762
Charles W. Henry	29,993					762	30,755
David C. Robinson	30,000					1,236	31,236
Donald S. Tuttle III	30,000					762	30,762

(1)	This table discloses 2014 director compensation. All non-employee directors who served as a director in 2014 received compensation.

(2)
In 2014, The Eastern Company paid non-employee directors an annual rate of $30,000, which was paid in Common Shares of the Company or cash, in accordance with the Directors Fee Program adopted by the shareholders on March 26, 1997 and amended on January 5, 2004. The amounts listed could include adjustments for fractional shares from previous periods. The directors make an annual election, within a reasonable time before their first quarterly payment, to receive their fees in the form of cash, stock or a combination thereof. The election remains in force for one year. Mr. Henry elected to receive his director compensation in stock.

(3)	All non-employee directors are provided a $50,000 life insurance benefit.

POLICIES AND PROCEDURES CONCERNING RELATED PERSONS TRANSACTIONS

Our Code of Business Conduct and Ethics prohibits all conflicts of interest between the Company and any of its directors, officers and employees, except under guidelines approved by the Board or committees of the Board. A conflict of interest exists whenever an individual’s private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company. Employees are encouraged to report any conflicts of interest, or potential conflicts of interest, to their supervisors or superiors. However, if they do not believe it appropriate or if they are not comfortable approaching their supervisors or superiors about their concerns or complaints, then they may contact either the chairman of the Audit Committee of the Board or Company counsel. The Code of Business Conduct and Ethics is available for review at our website at www.easterncompany.com.

To identify related party transactions, each year the Company requires our directors and executive officers to complete a questionnaire that identifies any transaction with the Company or any of its subsidiaries in which the director or executive officer or their family members have an interest. If any related party transactions are reported, the Board reviews them to determine if the potential for a prohibited conflict of interest exists. Prior to its review, the Board will require full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction. Each year, our directors and executive officers also review our Code of Business Conduct and Ethics.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance

The Compensation Committee of the Board is established pursuant to a resolution adopted by the Board. The Committee recommends to the Board policies and processes for the regular and orderly review of the performance and compensation of the Company’s senior executive management personnel, including the Chairman, President and Chief Executive Officer. The Committee regularly reviews, administers, and when necessary recommends changes to the Company’s stock incentive and performance-based compensation plans. The Compensation Committee has adopted a charter and it is available on the Company’s website at www.easterncompany.com.

The Committee is comprised of members of the Board, none of whom may be an active or retired officer or employee of the Company or any of its subsidiaries. Members of the Compensation Committee are appointed annually by the Board. Messrs. David C. Robinson, Donald S. Tuttle III, John W. Everets, and Charles W. Henry were the members of the Compensation Committee during fiscal 2014. Mr. Robinson is the Chairman of the Committee. The Compensation Committee held three meetings during the year ended January 3, 2015. Neither the Compensation Committee nor management engaged any compensation consultant during fiscal 2014.

This report by the Compensation Committee will focus on:

•	The guiding principles and objectives underlying the Company’s compensation program, including what performance the program is designed to reward; and

•
A description of each of the components of the compensation program, including an explanation of why these elements have been selected as the preferred means to achieve the compensation program’s objectives, and how the amount of each element of compensation is determined.

Principles and Objectives of the Compensation Program

The Company’s compensation programs and policy are designed to attract, motivate, retain and reward highly qualified executives and employees, and to reinforce the relationship between individual performance and business results in a manner that aligns the interests of executives and shareholders.

At our 2014 Annual Meeting, the shareholders were asked to vote on a non-binding resolution relating to the compensation of the Company’s named executive officers. The advisory vote requested the shareholders to approve the compensation of the Company’s named executive officers, and the resolution was adopted by the shareholders. The Compensation Committee has considered the results of this advisory vote, and has deemed it to indicate the shareholders’ approval of the Company’s compensation package, which is designed to be competitive and to encourage executive retention. Another advisory vote requested the shareholders to determine the frequency with which the compensation of the named executive officers would be presented for a shareholders vote. At our 2011 Annual Meeting, the shareholders elected to have such a vote every three years. Based on the shareholders’ vote, the Board has adopted a policy which provides that an advisory vote on the compensation of the named executive officers will be held every three years.

The following principles guide the Company’s compensation practices as applied to all executives.

Compensation levels should be sufficiently competitive to attract and retain highly qualified executives and employees.

The Company endeavors to pay compensation at levels consistent with prevailing levels of compensation for similar positions in the geographic areas in which the Company maintains operations, in order to enable it to attract and retain the talent needed to achieve its business objectives. The Compensation Committee has used various sources to evaluate the competitiveness and overall structure of executive compensation and non-employee director compensation.

Compensation should be related to performance and should reinforce cooperation and a team-based approach to achieving business success.

The Company believes that a significant portion of executive compensation should take the form of annual incentives that generally reflect the results of operations achieved by the Company and its subsidiaries. Under this policy, executives typically receive annual incentives. The Company believes that its policy of paying annual incentives based on individual and overall results of operations supports an integrated business model and a team-based approach.

Compensation should reflect position and responsibility, and compensation for named executive officers should be more heavily weighted toward incentive pay.

Total compensation should generally increase with position and responsibility. Employees in named executive officer positions have greater roles and responsibilities associated with achieving the Company’s performance goals, and therefore should have a greater portion of their compensation tied to the achievement of those goals. Accordingly, a greater percentage of compensation for more senior positions, particularly those with the greatest responsibility for driving achievement of performance targets, is paid in the form of short- and long-term incentive pay.

Incentive compensation should be flexible and responsive to the Company’s business environment, and should strike a balance between short-term and long-term performance.

The Company’s incentive compensation program is balanced between short- and long-term incentive compensation. Short-term incentive compensation — annual cash incentives — are awarded based on business units and other performance criteria. This design achieves our objective of offering superior pay for superior performance. Long-term incentive compensation is an important component of the Company’s total compensation for executives. The Company’s long-term incentive compensation program has granted stock options and restricted stock awards at appropriate times and in appropriate amounts to serve as a long-term performance incentive. The Committee believes that the Company’s stock incentive program provides executives with the opportunity to increase their ownership in the Company, thereby more closely aligning the best interest of the shareholders and the executives.

Components of the Compensation Program

Base salary

Base salaries are set after referencing market data for similar positions from the Towers Watson Data Services survey report on Top Management Compensation in the manufacturing sector.

The compensation of the Company’s Chairman, President and Chief Executive Officer, Leonard F. Leganza, is determined pursuant to the terms and conditions of an employment agreement between Mr. Leganza and the Company, entered into effective February 22, 2005 and as subsequently amended and restated on December 18, 2013 (effective as of January 1, 2014). On October 22, 2014, the Company executed an amendment to extend the term of the Agreement to December 31, 2015. Pursuant to the terms of the employment agreement, Mr. Leganza is entitled to receive base compensation at a rate determined by the Board. Mr. Leganza received an annual base salary of $600,000 for the fiscal year ended January 3, 2015. Mr. Leganza’s annual base salary will be $620,000 for fiscal year 2015.

The compensation of named executive officer, John L. Sullivan III, Vice President and Chief Financial Officer, is determined annually by the Compensation Committee and approved by the Board. Mr. Sullivan’s base salary was $293,000 for the fiscal year ended January 3, 2015. Effective January 4, 2015, Mr. Sullivan received an increase in his rate of base pay to $300,000.

Mr. Leganza’s total cash compensation is within the average level and Mr. Sullivan’s total cash compensation is within the average level, as compared to manufacturing companies of similar size in the New England region of the United States as reported in the Towers Watson Data Services survey.

Short-Term Incentives — Annual Cash Incentives

The named executive officers are eligible to receive incentive compensation based on the combined performance of the Company’s ten (10) business units with respect to two specific financial goals for each business unit as related to their annual operating plans. 75% of the incentive compensation is determined by the combined business units’ operating earnings performance, and 25% on working capital efficiency. All incentive payments are subject to final approval by the Compensation Committee of the Board.

Operating earnings for 2014 are defined as income before income taxes of $11,529,000 and before allocation of corporate charges of $6,215,000. Corporate charges include but are not limited to corporate salaries, incentive compensation, benefits and related payroll charges, corporate governance and compliance, tax and audit expenses, and pension, retiree medical expenses, incentive accruals recorded on subsidiary books and non-operating earnings. Working capital is defined as current assets less current liabilities less cash of the combined ten operating units.

During 2014, if the combined business units achieved the annual operating earnings plan of $16,447,000, a target award of 30.00% of base salary would be earned.

A threshold target award of 10% would be made if the combined business units achieved 86% or more of the annual operating earnings plan, and a maximum of base salary target award of 100% of base salary would be made if the combined business units achieved at least 136% of the annual operating earnings plan.

If the combined business units achieved a working capital to sales ratio of 26% to 25%, bottom tier, a target award of 10% to 20% of base salary could be earned;  a ratio of 24% to 23%, middle tier, a target award of 30% to 40% of base salary could be earned;  a ratio of 22% to 21%, third tier, a target award of 50% to 75% of base salary could be earned; and a ratio of 20% or less, upper tier, a maximum target award of 100% of base salary could be earned.

During 2014 the named executive officers earned Non-Equity Incentive Plan Compensation as follows:

A)
Based on operating earnings achievement of $17,744,000 versus the 2014 plan of $16,477,000, the named executive officers’ earned incentive was 34.95% weighted 75%, resulting in a Weighted Achievement on Earnings of 28.46%.

B)
The working capital achievement calculation for 2014 was based on a quarterly weighted average of the operating units which was 25.1% of sales. Based on the operating units’ working capital achievement, the 2014 incentive earned was 19% weighted 25%, resulting in a Weighted Achievement on Working Capital of 4.75%.

Adding the result of the A and B calculations above, 28.46% and 4.75%, respectively, resulted in an earned incentive of 33.21% for 2014. The following table shows the incentive calculation based on the incentive earned:
	Mr. Leganza	Mr. Sullivan
Base Salary	$600,000	$293,000
Incentive achievement	33.21%	33.21%
Incentive earned	$199,255	$97,303

Retirement and Other Post-Termination Plans

401(k) Plan

The Company maintains a savings and investment plan (the “SIP Plan”) for eligible employees, including executive officers. An eligible employee who is participating in the SIP Plan may execute a salary reduction agreement requiring the Company to reduce his or her taxable earnings by a percentage of his or her compensation (as elected by the participant) and to contribute that amount to the SIP Plan. The amount of the contribution could not exceed $17,500 for calendar year 2014, plus an additional $5,500 catch-up contribution for those participants age 50 and older. If an employee executes such a salary reduction agreement, the Company will make a matching contribution to the SIP Plan on behalf of the employee. For 2014 the matching contribution equaled 50% of that portion of an employee’s salary reduction contribution which did not exceed 4% of his or her earnings. Earnings in excess of $260,000 for calendar year 2014 cannot be taken into account. An employee is fully vested in his or her salary reduction contributions and the earnings on those contributions. An employee will become vested in any matching contributions, and the earnings thereon under a graded vesting schedule, with full vesting after completing five years of service or upon reaching age 65. Employees who are participating in the SIP Plan may direct that their account balances be invested in one or more investment options offered under the plan.

Retirement Benefits

The Company maintains a pension plan for salaried employees. Under the plan, the amount of a member’s annual normal retirement benefit is equal to one percent (1%) of total annual compensation applicable to each year of service and the sum of one-half of one percent (0.5%) of average annual compensation plus one-half of one percent (0.5%) of average annual compensation in excess of $10,000, multiplied by years of service not in excess of thirty (30). Average annual compensation means the average of the member’s annual compensation for the five (5) consecutive calendar years prior to retirement which result in the highest average. Earnings in excess of $260,000 for calendar year 2014 cannot be taken into account.

An employee reaches his or her normal retirement date and can begin benefits without reduction upon reaching age 65 (or, if later, the earlier of the attainment of age 70 or the completion of five years of participation in the plan). An employee reaches his or her early retirement date when he or she reaches age 55 after completing 20 years of service. An employee who is eligible for early retirement can elect to begin to receive his or her benefits on an actuarially reduced basis. In addition, if an employee’s age and years of service equal at least 90, the employee can elect to begin to receive his or her benefits with a smaller reduction for early commencement than is otherwise applicable for early retirement.

Supplemental Benefit Plans

The Company has adopted an unfunded supplemental employee retirement plan (the “SERP”) for the benefit of Mr. Leganza. Under the terms of the SERP, Mr. Leganza will receive a monthly retirement benefit equal to the excess of: (a) the benefit he would be entitled to receive under the Company’s qualified pension plan, based on the assumption that Mr. Leganza was fully vested under the plan and without regard to the limitations on benefits imposed by the Internal Revenue Code; over (b) the benefit which he is actually entitled to receive under the Company’s qualified pension plan, subject to the plan’s vesting schedule and the limitations on benefits imposed by the Internal Revenue Code. The monthly retirement benefit under the SERP will begin on the first day of the month that is six months after the date of Mr. Leganza’s termination of employment. The benefit will be paid as an annuity over Mr. Leganza’s life, with 60 monthly payments guaranteed. However, if Mr. Leganza is married at the time benefits start, his benefits will be actuarially adjusted and will be paid over his life with the provision that, at the time of his death, 50% of the amount payable to him during his lifetime will be paid to his surviving spouse for the remainder of her lifetime. The SERP also provides for the payment of benefits in the event of Mr. Leganza’s death or disability while employed.

Employment Agreement

The Company entered into an Employment Agreement with Leonard F. Leganza on February 22, 2005. The Company executed an amended and restated Employment Agreement on December 10, 2013 (effective January 1, 2014) (the “Agreement”) that supersedes the prior agreement. Under the terms of the Agreement, as amended and restated, Mr. Leganza will serve as the Chairman of the Board, the President and the Chief Executive Officer of the Company. The Company executed an amendment on October 22, 2014 to extend the term of the Agreement for one year.

The term of the Agreement, as amended and restated, will expire on December 31, 2015. However, the Company may renew the term of the Agreement for one or more additional one-year periods by giving thirty days notice prior to the end of the term or any renewal period.

During the term of the Agreement, Mr. Leganza is entitled to receive base compensation at a rate determined by the Board, and is also eligible to participate in the Company’s incentive plans.

Under his amended and restated Employment Agreement, Mr. Leganza is entitled to earn deferred compensation equal to one-sixtieth of $600,000 for every full calendar month employed on or after January 1, 2014. The Company will commence payment of the earned deferred compensation on the first day of the month that is at least six months after Mr. Leganza’s separation of service, and it will be paid in equal monthly installments for a period of sixty (60) consecutive months. If Mr. Leganza dies prior to receiving sixty (60) monthly payments, the monthly payments will be paid to his spouse for the remainder of the sixty (60) month period or until the death of his spouse (if earlier).

If Mr. Leganza’s employment terminates (for any reason other than for cause), Mr. Leganza and his spouse will be entitled to coverage under the Company’s medical plan for eligible retirees, paid coverage under a Medicare supplement policy, and reimbursement of Medicare Part D premiums.

Pension Benefits Table

The following table provides certain information regarding the present value of accumulated benefits under the Company’s qualified and nonqualified defined benefit pension plans as of the last day of the 2014 fiscal year:

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Leonard F. Leganza	Salaried Employees Retirement Plan of The Eastern Company	17	$ 572,020
	Supplemental Retirement Plan for the Chief Executive Officer of The Eastern Company	17	$ 1,049,549
	Deferred compensation under Employment Agreement between the Company and Mr. Leganza, as amended and restated on January 1, 2014.		$ 120,000 (2)
John L. Sullivan III	Salaried Employees Retirement Plan of The Eastern Company (3)	38	$ 1,397,483

(1)	Present value is determined by reference to the RP09 mortality table and an interest rate of 3.90%.

(2)	This deferred compensation equals $10,000 for each full calendar month of Mr. Leganza’s employment on and after January 2, 2014. It will commence on the first day of the month that is at least six months after Mr. Leganza’s separation of service, and will be paid in equal monthly installments for a period of sixty (60) consecutive months.

(3)	Under the defined benefit plan, Mr. Sullivan is eligible for early retirement.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board, have reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussions, have recommended to the Board inclusion of the Compensation Discussion and Analysis in this proxy statement and, through incorporation by reference from this proxy statement, in the Company’s annual report on Form 10-K for the fiscal year ended January 3, 2015.

Compensation Committee:

John W. Everets
Charles W. Henry
David C. Robinson, Chairman
Donald S. Tuttle III (1)

(1) Term of office will not continue beyond the Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the 2014 fiscal year, no member of the Compensation Committee was, or had previously been, an officer or employee of the Company or its subsidiaries or had any direct or indirect material interest in a transaction with the Company or in a business relationship with the Company that would require disclosure under the applicable rules of the Securities and Exchange Commission. In addition, no interlocking relationship existed between any member of the Compensation Committee or an executive officer of the Company, on the one hand, and any member of the compensation committee (or committee performing equivalent functions, or the full Board) or an executive officer of any other entity, on the other hand.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information relates to annual and long-term compensation for services to the Company in all capacities for the fiscal year ended January 3, 2015 of those persons who, at January 3, 2015 were (i) the Chairman of the Board, President and Chief Executive Officer; and (ii) the Vice President and Chief Financial Officer (collectively, the “Named Officers”).

Name and Principal Position as of January 3, 2015	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in pension value and non- qualified deferred compensation earnings (4) ($)	All Other Compen- sation (5) ($)	Total ($)
Leonard F. Leganza, 84 Chairman of the Board, President and CEO (6)	2014 2013 2012	$611,538 600,000 575,000				$199,255 224,144 363,695	$279,213 -78,381 28,572	$34,463 32,054 30,758	$1,124,469 777,817 998,025
John L. Sullivan III, 62 Vice President and CFO (7)	2014 2013 2012	298,635 285,000 275,000	78,809 -			97,303 106,469 173,941	256,903 -27,522 240,477	33,407 31,493 30,724	686,248 474,249 720,142

(1)	2014 fiscal year consisted of 53 weeks and 2013 and 2012 fiscal years consisted of 52 weeks.

(2)	Amount shown was earned in the applicable year and paid in the subsequent year. Mr. Sullivan earned a discretionary cash bonus for 2013 in the amount of $78,809.

(3)
Amounts shown were earned in the applicable year and paid in the subsequent year. Mr. Leganza earned a bonus for 2014 in the amount of $199,255. Mr. Sullivan earned a bonus for 2014 in the amount of $97,303.

(4)
The amount shown reflects the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under all defined benefit plans, including supplemental plans, during each fiscal year. For Mr. Leganza, accruals under the qualified defined benefit plan equaled $43,282 for 2014, $3,532 for 2013 and $39,606 for 2012, and under the SERP equaled $115,931 for 2014, $7,702 for 2013 and $82,566 for 2012. The change in the present value of the deferred compensation for Mr. Leganza equaled $120,000 for 2014, ($89,615) for 2013 and ($93,600) for 2012. For Mr. Sullivan, accruals under the qualified defined benefit pension plan equaled $256,903 for 2014, ($27,522) for 2013 and $240,477 for 2012.

(5)
All Other Compensation includes Company 401(k) matching contributions, the cost of the use of a company-owned vehicle, company paid term life insurance premiums, life insurance under the Company’s defined benefit plan and the value of group term life insurance in excess of $50,000. Matching contributions for Mr. Leganza equal $5,100 for 2014 and 2013 and $5,000 for 2012; and for Mr. Sullivan equal $5,100 for 2014 and 2013, and $5,000 for 2012. The cost of the use of a company-owned vehicle for Mr. Leganza equals $8,950 for 2014, $7,750 for 2013 and $8,111 for 2012; and for Mr. Sullivan equals $8,250 for 2014, $7,937 for 2013, and $8,250 for 2012. Term life insurance premiums for Mr. Leganza equal $2,448 for 2014 and 2013, and $2,352 for 2012; and for Mr. Sullivan equal $2,472 for 2014, $2,412 for 2013, and $2,328 for 2012. The value of group term life insurance in excess of $50,000 for Mr. Leganza equals $6,427 for 2014 and 2013, and $6,118 for 2012; and for Mr. Sullivan equals $2,083 for 2014, $2,020 for 2013 and $1,264 for 2012. Life insurance under the Company’s defined benefit plan for Mr. Leganza equals $11,538 for 2014, $10,329 for 2013 and $9,177 for 2012; and for Mr. Sullivan equals $15,502 for 2014, $14,024 for 2013 and $13,882 for 2012.

(6)	Mr. Leganza was appointed the Chairman of the Board on December 13, 2006 and became President and CEO on April 23, 1997.

(7)	Mr. Sullivan was appointed Chief Financial Officer on December 13, 2006. Prior to that, he was the Vice President, Treasurer and Secretary of the Company.

STOCK OPTIONS

On April 28, 2010, the shareholders approved The Eastern Company 2010 Executive Stock Incentive Plan (the “2010 Plan”), which by its terms will expire either on February 9, 2020 or upon any earlier termination date established by the Board. The 2010 Plan authorizes the grant of incentive stock options and non-qualified stock options to purchase Common Shares and the grant of shares of restricted stock. The Compensation Committee of the Board will determine the restrictions which will apply to shares of restricted stock granted under the 2010 Plan. Awards may be granted to salaried officers and other key employees of the Company, whether or not such employees are also serving as directors of the Company. The 2010 Plan also provides for the grant of nonqualified stock options to non-employee directors of the Company. The total amount of Common Shares which may be issued under awards granted under the 2010 Plan shall not exceed in the aggregate 500,000 shares.

The purchase price of the shares subject to each incentive stock option granted under the 2010 Plan may not be less than the fair market value of the shares on the date of grant. The purchase price of shares subject to non-qualified stock options granted under the 2010 Plan, and the price (if any) which must be paid to acquire a share of restricted stock granted under the 2010 Plan, is set by the Compensation Committee of the Board. All non-qualified stock options granted to date under prior stock option plans have required a purchase price equal to 100% of the fair market value of the Common Shares on the date of the grant.

Incentive stock options generally may not be granted under the 2010 Plan to any employee who owns more than ten percent (10%) of the Company’s voting stock at the time of such grant. Incentive stock options must be exercised within ten years. Non-qualified stock options must be exercised within the period set forth in the plan or, if the plan permits, within the period established by the Compensation Committee. Moreover, options may not be exercised more than three months after termination of employment or termination of service as a director. However, in the case of death or disability, the option may be exercised within one year after death or disability. The three month period is also extended to one year for an optionee who terminates employment or terminates service as a director at or after reaching age sixty-five (65).

Option/SAR and Long-term Incentive Plan. There were no grants of stock options, stock appreciation rights or long term incentive awards to any Named Executive Officers during the year ended January 3, 2015.

OPTIONS EXERCISED IN FISCAL 2014

There were no stock options exercised by Named Executive Officers during the fiscal year ended January 3, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL 2014 YEAR-END

There currently are no outstanding option awards held by any of the Named Executive Officers.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

The Employment Agreement between the Company and Mr. Leganza, as amended and restated effective January 1, 2014 and amended on October 22, 2014 (the “Agreement”), provides certain change in control benefits.

If a change in control of the Company (as defined in the Agreement) occurs, Mr. Leganza will receive a lump sum severance payment equal to 2.99 times his average adjusted compensation (as defined in the Agreement). However, this amount will be reduced to the extent necessary to avoid the applicability of Section 280G of the Internal Revenue Code. Following a change in control, Mr. Leganza will be entitled to receive the change in control benefit, as well as the deferred compensation and the medical benefits payable under the Agreement, whether or not his termination of employment is for cause.

Pursuant to the terms of the Agreement, Mr. Leganza entered into certain noncompetition, nonsolicitation and nondisclosure covenants with the Company.

Should an unfriendly change in control of the Company take place, John L. Sullivan III is guaranteed to receive a lump sum payment equal to one full year of his annual base salary.

On March 3, 2015, the Company executed a Change in Control Agreement with John L Sullivan III effective January 1, 2015. The agreement has a term of three years. If a change in control of the Company (as defined in the Agreement) occurs, and Mr. Sullivan is terminated without cause within six months before or twelve months after the change of control, then Mr. Sullivan will receive a lump sum severance payment equal to 1.00 times his average adjusted compensation (as defined in the Agreement). However, this amount will be reduced to the extent necessary to avoid the applicability of Section 280G of the Internal Revenue Code.

The following table provides certain information regarding the benefits payable under the change in control agreements, based on compensation received for the fiscal year ending January 3, 2015:

		Absent a change in control		Following a change in control
		Termination For Cause	Termination Without Cause	Termination For Cause	Termination Without Cause
Leonard F. Leganza	Medical continuation	$0	$ 10,370	$ 10,370	$ 10,370
	Deferred compensation (1)	0	120,000	120,000	120,000
	Lump sum change in control	0	0	2,563,922	2,563,922
	Total	0	130,370	2,694,292	2,694,292
John L. Sullivan III	Lump sum unfriendly change in control (2)	0	0	0	293,000
	Lump sum change in control (3)	0	0	0	408,429
	Total	0	0	0	701,429

(1)	This deferred compensation equals $10,000 for each full calendar month of Mr. Leganza’s employment on and after January 1, 2014.
(2)	Mr. Sullivan’s unfriendly change in control benefit is payable only if an unfriendly change in control occurs and Mr. Sullivan’s employment is terminated without cause.
(3)	Mr. Sullivan’s change in control benefit is payable only if a change in control occurs and Mr. Sullivan’s employment is terminated without cause with six months before or twelve months after the change in control.

RISK ASSESSMENT OF COMPENSATION POLICIES AND PRACTICES

Management and the Compensation Committee of the Board have reviewed the existing incentive compensation programs in which executives who are not Named Executive Officers participate, in order to establish that such programs do not create risks that are reasonably likely to have a material adverse effect on the Company. Incentive compensation programs exist at the Corporate Office and at the Company divisions, and no particular division carries a significant portion of the Company’s overall risk profile. Stock incentive awards are also available under the Company’s 2010 Executive Stock Incentive Plan. These awards are determined based upon guidelines set by the Chief Executive Officer and are reviewed and approved by the Compensation Committee of the Board. The cash incentive compensation program for Corporate executives is subject to performance parameters and dollar limitations approved by the Compensation Committee of the Board. Cash incentive programs at the Company divisions are based upon attainment of specific financial performance goals which are developed on a basis consistent with the division’s financial goals. These programs are approved by the Chief Executive Officer. In conclusion, management has determined that the existing incentive programs applicable to Non-Named Executive Officers do not create risks that are reasonably likely to have a material adverse effect on the Company.

SHAREHOLDER RETURN PERFORMANCE INFORMATION

The U.S. Securities and Exchange Commission requires that the Company include in its Annual Report on Form 10-K the line graph presented below. The Company is also including the graph in this proxy statement for the Company’s shareholders’ ease of reference.

The following graph sets forth the Company’s cumulative total shareholder return based upon an initial $100 investment made on December 31, 2009 (i.e., stock appreciation plus dividends during the past five fiscal years) compared to the Wilshire 5000 Index and the S&P Industrial Machinery Index.

The Company manufactures and markets a broad range of locks, latches, fasteners and other security hardware that meets the diverse security and safety needs of industrial and commercial customers. Consequently, while the S&P Industrial Machinery Index being used for comparison is the standard index most closely related to the Company, it does not completely represent the Company’s products or market applications. The Wilshire 5000 is a market index made up of 5,000 publicly-traded companies, including those having both large and small capitalization.

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 2009 with dividends reinvested
$250
$200
$150
$100
$50
$0
Dec-09
Dec-10
Dec-11
Dec-12
Dec-13
Dec-14
The Eastern Company
Wilshire 5000
S&P Industrial Machinery

	Dec. 09	Dec. 10	Dec. 11	Dec. 12	Dec. 13	Dec. 14
The Eastern Company	$100	$138	$157	$128	$132	$146
Wilshire 5000	$100	$117	$118	$137	$183	$206
S&P Industrial Machinery	$100	$136	$123	$157	$229	$241

Copyright© 2014 Standard & Poor's, a division of The McGraw-Hill Companies Inc. All rights reserved. (www.researchdatagroup.com/S&P.htm)

ADDITIONAL INFORMATION

Any shareholder who intends to present a proposal at the 2016 Annual Meeting of shareholders and desires that it be included in the Company’s proxy material must submit to the Company a copy of the proposal on or before [●], 2015. Any shareholder who intends to present a proposal at the 2016 Annual Meeting but does not wish that the proposal be included in the Company’s proxy material must provide notice of the proposal to the Company, in accordance with the terms of the Company’s by-laws, no earlier than [●], 2016 and no later than [●], 2016.

It is the Company’s policy to have the members of the Board attend the Annual Meeting, to the extent feasible. All of the members of the Board attended the 2014 Annual Meeting.

If any shareholder wishes to send communications to the Board or to any member of the Board, he or she may do so by sending such communications to the Board or to the individual director in care of The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06770. All such communications will be delivered to the Board or to the individual director in strict confidence.

FORM 10-K ANNUAL REPORT

A copy of the Company’s annual report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended January 3, 2015 will be furnished without exhibits to shareholders upon written request. Exhibits to the Form 10-K will be provided if so indicated. Direct all inquiries to Investor Relations, The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06770-0460. Form 10-K is also available on the Company’s website at www.easterncompany.com.

OTHER BUSINESS

Under Connecticut law, no business other than the general purpose or purposes stated in the notice of meeting may be transacted at an annual meeting of shareholders.  The Company is not aware of any matters other than those set forth herein which will be presented for action at the Annual Meeting. If other matters should be presented, the persons named in the proxy intend to vote such proxy in accordance with their best judgment.

The Proxy Statement and the above notice are sent by order of the Board.  Your vote is very important to us.  Whether or not you plan to attend the Annual Meeting, please vote your shares “FOR” the Board’s director nominees and “FOR” Item 2 promptly by mail, telephone, or Internet as instructed on your BLUE proxy card.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor:

Georgeson Inc.
Toll-free number: 888-549-6618
E-mail address: EasternCompany@georgeson.com

     By order of the Board,

Theresa P. Dews
 Secretary
[●], 2015

Annex A

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be participants in our solicitation of proxies from our shareholders in connection with our 2015 Annual Meeting of Shareholders (collectively, the “Participants”).

Directors and Nominees
The principal occupations of our directors and nominees are set forth under Item 1 of this Proxy Statement, titled “Election of Directors.” The names of our directors and nominees are set forth below and the business address for all our directors and nominees is c/o The Eastern Company, 112 Bridge Street, Naugatuck, Connecticut 06770-0460.
Name
Leonard F. Leganza
John W. Everets
Charles W. Henry
David C. Robinson
Donald S. Tuttle III. Samantha Allison

Officers and Employees
The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is The Eastern Company, 112 Bridge Street, Naugatuck, Connecticut 06770-0460.

Name	Position
Leonard F. Leganza	Chairman, President and Chief Executive Officer
John L. Sullivan, III	Vice President and Chief Financial Officer

Information Regarding Ownership of Company Securities by Participants
The number of shares of Company common stock held by the Participants as of March 17, 2015 is set forth under the “Security Ownership of Certain Beneficial Shareholders” section of the Proxy Statement.

Information Regarding Transactions in Company Securities by Participants
The following table sets forth information regarding purchases and sales of Company securities by each Participant during the past two years.  None of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Company Securities Purchased or Sold (March 17, 2013 to March 17, 2015)
Name	Transaction Date	# of Shares	Transaction Description
John W. Everets
	10/31/2014	8500	Open market purchase of Common Stock
Charles W. Henry
	3/21/2013	260	Grant of Common Stock under Company Director’s Fee Program
	6/19/2013	477	Grant of Common Stock under Company Director’s Fee Program
	9/24/2013	331	Grant of Common Stock under Company Director’s Fee Program
	12/26/2013	351	Grant of Common Stock under Company Director’s Fee Program
	3/21/2014	457	Grant of Common Stock under Company Director’s Fee Program
	6/19/2014	469	Grant of Common Stock under Company Director’s Fee Program
	9/18/2014	483	Grant of Common Stock under Company Director’s Fee Program
	12/17/2014	436	Grant of Common Stock under Company Director’s Fee Program
	3/17/2015	378	Grant of Common Stock under Company Director’s Fee Program
John L. Sullivan III
	12/16/2013	648	Purchase of Common Stock under employee stock purchase plan and Company Dividend Reinvestment Plan
	12/15/2014	759	Purchase of Common Stock under employee stock purchase plan and Company Dividend Reinvestment Plan

Miscellaneous Information Regarding Participants
Except as described in this Annex A or otherwise disclosed in the Proxy Statement, to the Company’s knowledge:
•	No Participant owns any securities of the Company of record that such Participant does not own beneficially.

•
No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•
No associate of any Participant owns beneficially, directly or indirectly, any securities of the Company. No Participant owns beneficially, directly or indirectly, any securities of any subsidiary of the Company.

•
No Participant nor any associate of a Participant is a party to any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest.

•
No Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

•	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

Other Information
There are no material proceedings to which any director, officer or affiliate of the company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any of their associates is a party adverse to, or has a material interest adverse to, the Company or any of its subsidiaries.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10K is/are available at http://www.edocumentview/EASTERN.

THE EASTERN COMPANY
112 Bridge Street, P.O. Box 460, Naugatuck, CT 06770-0460
THIS PROXY IS SOLICITED BY THE BOARD

The undersigning hereby appoints John W. Everets and Charles W. Henry or any one or more of them, true and lawful attorneys and agents, with the power of substitution for the undersigned in his name, place and stead, to vote at the Annual Meeting of Shareholders of The Eastern Company on [●], 2015 and any postponement or adjournments thereof, all shares of common stock of said Company which the undersigned would be entitled to vote, if then personally present, as specified on the reverse side of this card on proposals 1 and 2 and in their discretion on all other matters coming before the meeting.

This proxy will be voted as directed by the shareholder.  However, if no choice is specified, it will be voted FOR proposals 1 and 2.  The Company is not aware of any matters other than those set forth herein which will be presented for action at the Annual Meeting. If other matters should be presented, the persons named in the proxy intend to vote such proxy in accordance with their best judgment.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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THE EASTERN COMPANY
112 BRIDGE STREET
NAUGATUCK, CT 06770-0460

VOTE BY INTERNET -- http://proxy.georgeson.com
Use the Internet to transmit your voting instructions up until the cut-off time indicated on your proxy card.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to submit your voting instructions.

VOTE BY PHONE  1-877-456-7915
Use any touchtone telephone to transmit your voting instructions up until the cut-off time indicated on your proxy card.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Georgeson Inc., P.O. Box 2093, Jersey City, NJ  07303-9873.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board recommends you vote FOR the following:	For ALL	Withhold ALL	For All Except	To withhold authority to vote for any individual nominees(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors Nominees	[ ]	[ ]	[ ]	_________________________________
01 David C. Robinson 02 Samantha Allison

The Board recommends you vote FOR proposal 2.	For	Against	Abstain
2. Ratify the appointment of the independent registered public accounting firm (Fiondella, Milone & LaSaracina LLP)	[ ]	[ ]	[ ]

NOTE: A vote to withhold authority to vote for any nominee(s) is treated as a vote against the nominee(s).

For address change/comments, mark here. [   ]
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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    Signature [PLEASE SIGN WITHIN BOX]   Date                                                                                                                                 Signature (Joint Owners)     Date